Q1 FY24 Earnings Release	Page 1 of 4

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Strong Earnings Growth in its First Quarter of Fiscal Year 2024

SEATTLE, WA - January 29, 2024 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its first quarter ended December 31, 2023.
“Our team delivered solid first quarter results, including revenue near the high end and earnings per share above the high end of our guidance ranges,” said François Locoh-Donou, F5’s President and CEO. “As a result of our continued operating discipline, we delivered more than 1,000 basis points improvement in GAAP operating margin and more than 900 basis points improvement in non-GAAP operating margin year over year. We also delivered strong earnings growth, with 93% GAAP earnings per share growth and 39% non-GAAP earnings per share growth compared to last year.”
“Our customers face a growing crisis about how to effectively manage and secure the ever-increasing number of applications and APIs that power their businesses. The situation will be exacerbated by widespread adoption and proliferation of AI, which introduces more demanding, and more distributed applications to the mix,” said Locoh-Donou. “F5 is the application and API expert, with deep expertise built over decades securing, delivering, and optimizing demanding applications. The product portfolio we have created through both organic and inorganic innovation in recent years is designed to assist our customers in addressing exactly these challenges.”
First Quarter Performance Summary
First quarter fiscal year 2024 revenue declined 1% from the year-ago period, to $693 million, compared with $700 million in the first quarter of fiscal year 2023. Global services revenue grew 7% from the year-ago period while product revenue declined 10%, reflecting 2% software revenue growth and systems revenue that was down 22% from the year-ago period.
GAAP gross profit for the first quarter of fiscal year 2024 was $556 million, representing GAAP gross margin of 80.3%. This compares with GAAP gross profit of $545 million in the year-ago period, which represented GAAP gross margin of 77.9%. Non-GAAP gross profit for the first quarter of fiscal year 2024 was $575 million, representing non-GAAP gross margin of 83.1%. This compares with non-GAAP gross profit of $563 million in the year-ago period, which represented non-GAAP gross margin of 80.4%.
GAAP operating profit for the first quarter was $165 million, representing GAAP operating margin of 23.8%. This compares with GAAP operating profit of $91 million in the year-ago period, which represented GAAP operating margin of 13.0%. Non-GAAP operating profit for the period was $246 million, representing non-GAAP operating margin of 35.5%. This compares to non-GAAP operating profit of $185 million in the year-ago period, which represented non-GAAP operating margin of 26.5%.
GAAP net income for the first quarter of fiscal year 2024 was $138 million, or $2.32 per diluted share compared to $72 million, or $1.20 per diluted share, in the first quarter of fiscal year 2023. Non-GAAP net income for the first quarter of fiscal year 2024 was $205 million, or $3.43 per diluted share, compared to $149 million, or $2.47 per diluted share, in fiscal year 2023.

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Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q1 FY2024	Q1 FY2023	($ in millions except EPS)	Q1 FY2024	Q1 FY2023
Revenue	$693	$700
Gross profit	$556	$545	Gross profit	$575	$563
Gross margin	80.3%	77.9%	Gross margin	83.1%	80.4%
Operating profit	$165	$91	Operating profit	$246	$185
Operating margin	23.8%	13.0%	Operating margin	35.5%	26.5%
Net income	$138	$72	Net income	$205	$149
EPS	$2.32	$1.20	EPS	$3.43	$2.47
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“Customers continue to watch their budgets closely. However, as we look ahead, we are encouraged by signs of stabilizing demand trends across all of our major geographic theaters,” concluded Locoh-Donou.
For the second quarter of fiscal year 2024, F5 expects to deliver revenue in the range of $675 million to $695 million, with non-GAAP earnings in the range of $2.79 to $2.91 per diluted share.
In addition, the Company raised its fiscal year 2024 non-GAAP earnings per share outlook to growth of 6% to 8% from growth of 5% to 7%, as a result of a lower expected tax rate for fiscal year 2024.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, January 29, 2024, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding F5’s future financial performance including revenue, revenue growth, gross margins, operating leverage, earnings growth, future customer demand and spending, markets, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and

Q1 FY24 Earnings Release	Page 3 of 4
other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of

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intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multi-cloud application services and security company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure and optimize every app and API anywhere—on premises, in the cloud, or at the edge. F5 enables organizations to provide exceptional, secure digital experiences for their customers and continuously stay ahead of threats. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on X (Twitter) or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$822,572	$797,163
Short-term investments	3,287	6,160
Accounts receivable, net of allowances of $3,879 and $3,561	513,176	454,832
Inventories	35,840	35,874
Other current assets	586,876	554,744
Total current assets	1,961,751	1,848,773
Property and equipment, net	167,113	170,422
Operating lease right-of-use assets	192,174	195,471
Long-term investments	6,170	5,068
Deferred tax assets	307,119	295,308
Goodwill	2,288,678	2,288,678
Other assets, net	425,850	444,613
Total assets	$5,348,855	$5,248,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$60,084	$63,315
Accrued liabilities	278,920	282,890
Deferred revenue	1,185,456	1,126,576
Total current liabilities	1,524,460	1,472,781
Deferred tax liabilities	5,210	4,637
Deferred revenue, long-term	644,654	648,545
Operating lease liabilities, long-term	235,001	239,565
Other long-term liabilities	78,553	82,573
Total long-term liabilities	963,418	975,320
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 58,797 and 59,207 shares issued and outstanding	18,348	24,399
Accumulated other comprehensive loss	(20,668)	(23,221)
Retained earnings	2,863,297	2,799,054
Total shareholders’ equity	2,860,977	2,800,232
Total liabilities and shareholders’ equity	$5,348,855	$5,248,333

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2023	2022
Net revenues
Products	$305,859	$340,558
Services	386,738	359,820
Total	692,597	700,378
Cost of net revenues (1)(2)(3)(4)
Products	82,708	98,855
Services	53,681	56,152
Total	136,389	155,007
Gross profit	556,208	545,371
Operating expenses (1)(2)(3)(4)
Sales and marketing	198,927	233,105
Research and development	119,575	142,323
General and administrative	64,718	69,991
Restructuring charges	8,472	8,740
Total	391,692	454,159
Income from operations	164,516	91,212
Other income, net	9,882	4,702
Income before income taxes	174,398	95,914
Provision for income taxes	36,016	23,512
Net income	$138,382	$72,402

Net income per share — basic	$2.34	$1.20
Weighted average shares — basic	59,122	60,096

Net income per share — diluted	$2.32	$1.20
Weighted average shares — diluted	59,653	60,387

Non-GAAP Financial Measures
Net income as reported	$138,382	$72,402
Stock-based compensation expense	56,002	62,874
Amortization and impairment of purchased intangible assets	14,315	12,685
Facility-exit costs	1,538	2,006
Acquisition-related charges	801	7,737
Restructuring charges	8,472	8,740
Tax effects related to above items	(14,783)	(17,170)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$204,727	$149,274

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, and restructuring charges, net of tax effects (non-GAAP) - diluted	$3.43	$2.47

Weighted average shares - diluted	59,653	60,387

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,684	$7,636
Sales and marketing	21,596	25,721
Research and development	16,018	18,542
General and administrative	10,704	10,975
	$56,002	$62,874

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$11,233	$9,959
Sales and marketing	2,788	2,389
Research and development	94	—
General and administrative	200	337
	$14,315	$12,685

(3) Includes facility-exit costs as follows:
Cost of net revenues	$156	$201
Sales and marketing	483	663
Research and development	542	641
General and administrative	357	501
	$1,538	$2,006

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$20	$93
Sales and marketing	65	1,315
Research and development	153	3,768
General and administrative	563	2,561
	$801	$7,737

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2023	2022
Operating activities
Net income	$138,382	$72,402
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	56,002	62,874
Depreciation and amortization	29,266	27,472
Non-cash operating lease costs	8,392	10,167
Deferred income taxes	(11,203)	(25,070)
Other	722	358
Changes in operating assets and liabilities:
Accounts receivable	(58,713)	(15,837)
Inventories	34	9,168
Other current assets	(32,164)	(20,602)
Other assets	2,949	(1,252)
Accounts payable and accrued liabilities	(13,447)	(19,981)
Deferred revenue	54,990	68,540
Lease liabilities	(9,892)	(10,608)
Net cash provided by operating activities	165,318	157,631
Investing activities
Purchases of investments	(1,000)	(680)
Maturities of investments	2,913	63,519
Sales of investments	—	12,167
Purchases of property and equipment	(9,048)	(13,104)
Net cash (used in) provided by investing activities	(7,135)	61,902
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	21,876	22,180
Payments for repurchase of common stock	(150,018)	(40,005)
Payments on term debt agreement	—	(350,000)
Taxes paid related to net share settlement of equity awards	(6,830)	(7,037)
Net cash used in financing activities	(134,972)	(374,862)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,211	(155,329)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,264	3,079
Cash, cash equivalents and restricted cash, beginning of period	800,835	762,207
Cash, cash equivalents and restricted cash, end of period	$826,310	$609,957
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$12,982	$13,665
Cash paid for interest on long-term debt	—	2,970
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$4,846	$6,193